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                                                                   EXHIBIT 99(j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Emerging Markets Equity Portfolio Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 11, 2002 on the Active International Allocation Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Fixed Income Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Money Market Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (the fourteen portfolios comprising The Universal Institutional Funds, Inc.) included in the 2001 Annual Report to Shareholders.

                                                       ERNST & YOUNG LLP


Boston, Massachusetts
October 15, 2002